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                                                                    EXHIBIT 99.8

December 22, 2004

United Service Technologies Limited
9 Columbus Center
Pelican Drive, Road Town
Tortola
British Virgin Islands

Credit Suisse First Boston International
One Cabot Square
London E14 42J
England

External ID: 50078220 - Risk ID: 40061149

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Dear Sir or Madam,

The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the transaction specified below entered into between us on the Trade Date (as defined below) (the "TRANSACTION"). This Confirmation shall constitute the "Confirmation" as referred to in the Agreement (as defined below).

In this Confirmation, "CSFBI" means Credit Suisse First Boston International, "COUNTERPARTY" means United Service Technologies Limited, and its successors, assigns and permitted transferees ("UNISERV"). On and after the time of effectiveness of the Novation Agreement (as defined in the Amended and Restated Credit Agreement dated as of December 16, 2004 (the "CREDIT AGREEMENT")) on the Novation Date (as defined in the Credit Agreement), "Counterparty" will mean the SPV (as defined in the Credit Agreement), and on and after that time, Uniserv shall have been released from certain Claims (as defined in the Novation Agreement).

1. The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "2002 DEFINITIONS"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern. In the event of any inconsistency in the defined terms in this Confirmation and the Credit Agreement, the Credit Agreement shall govern. Each Transaction shall be deemed to be a Share Option Transaction or a Share Forward Transaction, within the meaning set forth in the 2002 Definitions.

     This Confirmation shall supplement, form a part of and be subject to an agreement (the "AGREEMENT") in the form of the 1992 ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA FORM"), as published by ISDA, as if CSFBi and Counterparty had executed the ISDA Form (without any Schedule or Annex thereto and without reference to the 2002 Master Agreement Protocol) on the date hereof. All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified below. This Confirmation evidences a binding agreement between you and us as to the terms of the Transaction relating to each Tranche and shall replace any previous agreement between us with respect to the subject matter hereof. This Confirmation shall be deemed to supplement, form part of and be subject to the same, single Agreement.

     If there exists any ISDA Master Agreement between CSFBi and Counterparty or any confirmation or other agreement between CSFBi and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between CSFBi and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or
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     any other agreement to which CSFBi and Counterparty are parties, the
     Transaction shall not be considered a Transaction under, or otherwise governed by, such existing (or deemed to exist) ISDA Master Agreement.

     The Transaction shall consist of a number of tranches (each, a "TRANCHE") as set forth herein and each such Tranche shall, for purposes of determining the payments and deliveries under this Confirmation, constitute a Transaction. Each Tranche will further consist of individual components (each a "COMPONENT" and together the "COMPONENTS"), each with the terms and conditions as set forth in this Confirmation. The payments and deliveries to be made upon settlement of each Tranche shall be determined separately for each Component of each Tranche as if such Component were a separate Transaction (but each Component shall not be deemed a separate transaction for any other purpose). Each particular Component of each Tranche shall consist of (i) a Share Forward Transaction and (ii) Share Option Transactions that constitute a Collar (as defined below), and the terms of such Share Forward Transaction and Collar are set forth below. In addition, any Potential Adjustment Event or Spin-off (each as defined below) and the application of the consequences of any Extraordinary Event shall be determined separately for each Tranche, as if each Tranche were a separate Transaction and as if the Transaction were a Share Forward Transaction; provided that, for the avoidance of doubt, for purposes of determining any Cancellation Amount or amounts due on an Early Termination Date all Components of each Tranche shall be considered as one Share Forward Transaction. Notwithstanding anything to the contrary herein, the Collar and the Share Forward Transaction that together constitute a Tranche shall constitute a single, inseparable transaction.

2. The terms of each Tranche are as follows. For purposes of this Confirmation, the words and expressions in the first column have the meanings stated opposite them in the second column:

        (a)  General Terms:

             Trade Date:                        December 22, 2004.
                                                Notwithstanding the foregoing,
                                                the obligations of the parties
                                                under this Confirmation are
                                                subject to the condition that
                                                all the conditions in Section
                                                4.01 of the 3-year Credit
                                                Agreement (as defined in the
                                                Credit Agreement) have been satisfied.

             Option Style:                      In respect of any Collar, European

             Option Type:                       A combination of a Put and a Call (a "COLLAR")

             Put Seller (Call Buyer):           CSFBi

             Call Seller (Put Buyer):           Counterparty

             Forward Seller:                    Counterparty

             Forward Buyer:                     CSFBi

             Prepayment:                        In respect of any Share Forward Transaction, not
                                                applicable

             Variable Obligation:               In respect of any Share Forward Transaction, not
                                                applicable
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                                       2
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
             Shares:                            Ordinary shares, no par value per share, of UTi
                                                Worldwide Inc., an international business company
                                                incorporated under the laws of the British Virgin
                                                Islands (the "ISSUER") (Exchange symbol: UTIW).

             Number of Tranches:                3

             Number of Options:                 In respect of any Collar,
                                                3,806,500 in the aggregate with
                                                respect to the Transaction. The
                                                Number of Options for each
                                                Tranche shall be as set forth
                                                below:

                                                Tranche No. 1     1,268,833 options
                                                Tranche No. 2     1,268,833 options
                                                Tranche No. 3     1,268,834 options

                                                With respect to any Component of each Tranche,
                                                the Number of Options for such Component shall be
                                                as set forth in Annex C attached hereto.

             Number of Shares:                  In respect of any Share Forward Transaction, the
                                                Number of Shares for each Tranche and each
                                                Component of each Tranche, shall be equal to the
                                                Number of Options for such Tranche and such
                                                Component of such Tranche, respectively.

             Number of Components:              30 per Tranche, as set forth in Annex C attached
                                                hereto.

             Initial Price:                     USD 65.00 per Share, the public
                                                offering price per Share at
                                                which the Underwriters (as
                                                defined below) in the
                                                Underwriting Agreement (as
                                                defined below) sell Shares
                                                constituting the Initial
                                                Short, pursuant to such Underwriting Agreement.

             Call Strike Price:                 USD 78.00 per Share, which is 120% of the Initial
                                                Price.

             Put Strike Price:                  USD 65.00 per Share, which is 100% of the Initial
                                                Price.

             Initial Hedge:                     On or prior to the date of
                                                execution of this Confirmation,
                                                CSFBi (or an affiliate of CSFBi)
                                                shall establish CSFBi's initial
                                                delta hedge of the price and
                                                market risk under this
                                                Confirmation by short selling in
                                                an underwritten public offering
                                                (the "INITIAL SHORT"), subject
                                                to the terms and conditions in
                                                an underwriting agreement to be
                                                entered into among the Issuer,
                                                Counterparty and the
                                                underwriters named therein (the
                                                "UNDERWRITERS") relating to this
                                                Confirmation (the "UNDERWRITING
                                                AGREEMENT"), a number of Shares
                                                equal to 2,846,675 (as such
                                                number may increase up to
                                                3,273,400 pursuant to "Option to
                                                Increase the Number of Options
                                                and the Number of Shares"
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                                       3
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
                                                below)
                                                pursuant to an effective
                                                Registration Statement provided
                                                by the Issuer. Following
                                                consummation of the Initial
                                                Short, CSFBi (or an affiliate of
                                                CSFBi) shall short sell in
                                                accordance with the Underwriting
                                                Agreement, the Registration
                                                Rights Agreement and such
                                                effective Registration Statement
                                                and repurchase a number of
                                                Shares equal to 426,725, which
                                                is the aggregate Number of
                                                Options (as such number may
                                                increase up to 533,100 pursuant
                                                to "Option to Increase the
                                                Number of Options and the Number
                                                of Shares" below) less the
                                                Initial Short. CSFBi shall use
                                                commercially reasonable efforts
                                                to complete the short sales (the
                                                "ADDITIONAL SHORT") contemplated
                                                by the second sentence of this
                                                section as promptly as
                                                practicable, subject to the
                                                Issuer's performance of its
                                                obligations pursuant to the
                                                Registration Rights Agreement.
                                                Following the close of business
                                                on the Trade Date, CSFBi shall
                                                notify Counterparty of the
                                                number of Shares sold as part of
                                                the Additional Short and shall
                                                further notify Counterparty upon
                                                completion of the Additional Short.

             Exchange:                          The National Association of Securities Dealers
                                                Automated Quotation National Market System

             Related Exchange(s):               All Exchanges

             Options to Increase the            If, pursuant to the Underwriting
             Number of Options and the          Agreement, the Underwriters
             Number of Shares:                  exercise their option to
                                                purchase Optional Securities (as
                                                defined in the Underwriting
                                                Agreement), then, effective as
                                                of the date of such option
                                                closing (the "OPTION CLOSING
                                                DATE"), the aggregate Number of
                                                Options in respect of the Collar
                                                and the aggregate Number of
                                                Shares in respect of the Share
                                                Forward Transaction for all
                                                Tranches and all Components of
                                                all such Tranches shall be
                                                increased by the number of
                                                Optional Securities to be
                                                purchased and the corresponding
                                                increase to the number of
                                                Additional Securities as set
                                                forth in the Underwriting
                                                Agreement, and the Number of
                                                Options and Number of Shares, as
                                                applicable, for each Tranche and
                                                each Component of such Tranche
                                                shall be proportionally
                                                increased (rounded on the same
                                                basis in determining the Number
                                                of Options for each such
                                                Component as set forth under
                                                "Number of Options" above). Each
                                                of the parties to this
                                                Confirmation hereby acknowledges
                                                that the Underwriters have exercised
                                                in full their option
                                                to purchase Optional Securities and that the
                                                Option Closing Date shall be December 22, 2004.
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
(b)  Procedures for
Exercise/Valuation:

             Scheduled Maturity Date for        For each Tranche, the date as set forth below:
             Each Tranche:
                                                Tranche No. 1              July 14, 2009
                                                Tranche No. 2              January 14, 2010
                                                Tranche No. 3              July 14, 2010

             Expiration Dates or Valuation      As applicable, in respect of
             Dates:                             each Component of each Tranche
                                                of the Collar and the Share
                                                Forward Transaction, a date as
                                                set forth in Annex C attached
                                                hereto, to be one of a number of
                                                consecutive Scheduled Trading
                                                Days equal to the Number of
                                                Components for such Tranche,
                                                starting on the First Expiration
                                                Date or First Valuation Date
                                                relating to such Tranche, as
                                                applicable; provided that if
                                                that date is a Disrupted Day,
                                                the Expiration Date or Valuation
                                                Date, as applicable, for such
                                                Component shall be the first
                                                succeeding Scheduled Trading Day
                                                that is not a Disrupted Day and
                                                that is not or is not deemed to
                                                be an Expiration Date or
                                                Valuation Date, as applicable,
                                                in respect of any other
                                                Component under the Transaction;
                                                and provided further that if the
                                                Expiration Date or Valuation
                                                Date, as applicable, for any
                                                Component has not occurred
                                                pursuant to the preceding
                                                proviso as of the eighth
                                                Scheduled Trading Day following
                                                the last scheduled Expiration
                                                Date for such Component of such
                                                Tranche, that eighth Scheduled
                                                Trading Day shall be the
                                                Expiration Date or Valuation
                                                Date, as applicable, for such
                                                Component (irrespective of
                                                whether such day is an
                                                Expiration Date or Valuation
                                                Date as applicable, in respect
                                                of any other Component) and the
                                                Calculation Agent shall
                                                determine its good faith
                                                estimate of the value for the
                                                Shares as of the Valuation Time
                                                on that eighth Scheduled Trading
                                                Day. Notwithstanding the
                                                foregoing and anything to the
                                                contrary in the 2002
                                                Definitions, if a Market
                                                Disruption Event occurs on any
                                                Expiration Date or Valuation
                                                Date, as applicable, the
                                                Calculation Agent may determine
                                                that such Expiration Date or
                                                Valuation Date, as applicable,
                                                is a Disrupted Day only in part,
                                                in which case the Calculation
                                                Agent shall make reasonable and
                                                appropriate adjustments to the
                                                Number of Options or the Number
                                                of Shares, as applicable, for
                                                the relevant Component for which
                                                such day shall be the Expiration
                                                Date or Valuation Date, as
                                                applicable, and shall designate
                                                the Scheduled Trading Day
                                                determined in the manner
                                                described in the immediately
                                                preceding sentence as the
                                                Expiration Date or Valuation
                                                Date, as applicable, for the
                                                remaining Options and Shares
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                                       5
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
                                                for such Component. Such
                                                determination and adjustments
                                                will be based on, among other
                                                factors, the duration of any
                                                Market Disruption Event and the volume,
                                                historical trading patterns and price of the Shares.

             First Expiration Date or First     The date 30 Scheduled Trading Days immediately
             Valuation Date:                    prior to and including the Scheduled Maturity
                                                Date.

             Settlement Date:                   For each Component of each
                                                Tranche, the date that is one
                                                Settlement Cycle following the
                                                Valuation Date of the final
                                                Component of such Tranche;
                                                provided that, and for the
                                                avoidance of doubt, the Cash
                                                Settlement Payment Date in
                                                respect of a Cash Settlement of
                                                each Component of each Tranche,
                                                shall be as set forth in Section
                                                8.8 of the 2002 Definitions with
                                                respect to the Valuation Date for such Component.

             Market Disruption Event:           Section 6.3(a) of the 2002 Definitions is hereby
                                                amended by replacing clause (ii) thereof in its
                                                entirety with the following: "(ii) an Exchange
                                                Disruption, or" and inserting immediately
                                                following clause (iii) thereof the following: ";
                                                in each case that the Calculation Agent
                                                determines is material."

             Automatic Exercise:                In respect of any Collar,
                                                Applicable; provided that
                                                "IN-THE-MONEY" means (A) the
                                                Relevant Price is less than the
                                                Put Strike Price or (B) the
                                                Relevant Price is more than the
                                                Call Strike Price.

        (c)  Valuation:

             Relevant Price:                    VWAP Price

             VWAP Price:                        On any day, the "Volume Weighted
                                                Average Price" per Share on such
                                                day, as displayed on Bloomberg
                                                Page "UTIW UQ <EQUITY> AQR" (or
                                                any successor thereto) for the
                                                Issuer with respect to the
                                                period from 9:30 a.m. to 4:00
                                                p.m. (New York City time) on
                                                such day, as determined by the
                                                Calculation Agent.

             Forward Price:                     In respect of any Share Forward Transaction, for
                                                any Component of any Tranche, the Relevant Price
                                                on the Valuation Date for such Component.

             Number of Shares to be             Solely with respect to any Share Forward
             Delivered:                         Transaction, including each Component of each
                                                Tranche of such Forward Transaction,
                                                notwithstanding anything to the contrary herein
                                                or in Section 9.5(b) of the 2002 Definitions, the
                                                Number of Shares to be Delivered for such
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                                       6
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
                                                Component shall be: (i) if the Relevant Price is
                                                less than the Put Strike Price for such Tranche
                                                or greater than the Call Strike Price for such
                                                Tranche, zero and (ii) otherwise, a number equal
                                                to:

                   Put Strike Price             x   Number of Shares for such Component
          -----------------------------------
           Relevant Price for such Component

        (d)  Settlement Terms:

             Settlement Method Election:        Applicable for any Tranche,
                                                subject to Cash Settlement
                                                below; provided that the
                                                Settlement Method Election shall
                                                apply to all Components of
                                                such Tranche.

             Default Settlement Method:         Physical Settlement

             Electing Party:                    Counterparty

             Settlement Method Election Date:   For any Tranche, the date that
                                                is 10 Scheduled Trading Days
                                                prior to the First Expiration
                                                Date or First Valuation Date, as
                                                applicable, for such Tranche.

             Settlement Currency:               USD

             Cash Settlement:                   For Cash Settlement of any
                                                Tranche, the amount due upon
                                                cash settlement (the "CASH
                                                SETTLEMENT AMOUNT") for each
                                                Component of such Tranche shall
                                                be, in respect of the Collar,
                                                the Option Cash Settlement
                                                Amount for the Put Option or
                                                Call Option, as applicable and,
                                                in respect of the Share Forward
                                                Transaction, zero.

                                                If Cash Settlement in respect of
                                                any Component of any Tranche is
                                                applicable:

                                                     (i) on the Exchange
                                                     Business Day immediately
                                                     preceding the First
                                                     Expiration Date for such
                                                     Tranche, Counterparty shall
                                                     deliver to CSFBi in pledge
                                                     pursuant to the Pledge
                                                     Agreement (as defined
                                                     below) Eligible Collateral
                                                     (as defined in the Pledge
                                                     Agreement) in an amount
                                                     equal to the Principal
                                                     Amount at Maturity of the
                                                     related Tranche Loan (as
                                                     defined in the Credit
                                                     Agreement) for such
                                                     Tranche;

                                                     (ii) on the Exchange
                                                     Business Day immediately
                                                     preceding the Valuation
                                                     Date for such Component of
                                                     such Tranche (the
                                                     "PRELIMINARY CASH
                                                     SETTLEMENT DATE"),
                                                     Counterparty shall pay to
                                                     CSFBi an amount equal to
                                                     the 110% of the Option Cash
                                                     Settlement Amount in
                                                     respect of the Call
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                                       7
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
                                                     Option (if any) as if such
                                                     Preliminary Cash Settlement
                                                     Date were the Valuation
                                                     Date for such Component;
                                                     and

                                                     (iii) if the Relevant Price
                                                     on such Preliminary Cash
                                                     Settlement Date is less
                                                     than the Call Strike Price,
                                                     but equal to or greater
                                                     than 97% of the Call Strike
                                                     Price, Counterparty shall
                                                     pay to CSFBi on such
                                                     Preliminary Cash Settlement
                                                     Date an amount equal to
                                                     110% of the product of the
                                                     difference between the Call
                                                     Strike Price and the
                                                     Relevant Price, times the
                                                     Number of Options (such
                                                     amount, together with any
                                                     amount set forth in clause
                                                     (ii) above, the
                                                     "PRELIMINARY OPTION CASH
                                                     SETTLEMENT AMOUNT").

                                                If the Option Cash Settlement
                                                Amount due on the Cash
                                                Settlement Payment Date for such
                                                Component exceeds the
                                                Preliminary Option Cash
                                                Settlement Amount for such
                                                Component, Counterparty shall
                                                pay to CSFBi the amount of such
                                                excess on such Cash Settlement
                                                Payment Date (in addition to any
                                                other amounts required by clause
                                                (ii) or (iii) above if such Cash
                                                Settlement Payment Date is also
                                                a Preliminary Cash Settlement
                                                Date for any following
                                                Component). If the Preliminary
                                                Option Cash Settlement Amount
                                                for such Component exceeds the
                                                Option Cash Settlement Amount
                                                for such Component, CSFBi shall
                                                pay to Counterparty the amount
                                                of such excess on such Cash
                                                Settlement Payment Date.

                                                If Counterparty fails to make
                                                the payments and deliveries
                                                required in clause (i), (ii) or
                                                (iii) above (other than, for the
                                                avoidance of doubt, the
                                                obligation to pay any excess of
                                                the Option Cash Settlement
                                                Amount over the Preliminary Cash
                                                Settlement Amount), then,
                                                notwithstanding any Settlement
                                                Method Election to the contrary,
                                                Physical Settlement shall apply
                                                in respect of all remaining Components.

        (e)  Excess Dividend Amount:            With respect to any Share
                                                Forward Transaction and for the
                                                avoidance of doubt, all
                                                references to the Excess
                                                Dividend Amount shall be deleted
                                                from Section 8.4(b) and
                                                9.2(a)(iii) of the 2002
                                                Definitions.

        (f)  Dividends:

             Extraordinary Dividend:            Any dividend or distribution on
                                                the Shares (other than any
                                                dividend or distribution of the
                                                type described in Section
                                                11.2(e)(i) or Section
                                                11.2(e)(ii)(A) or (B) of the
                                                2002 Definitions) the
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                                       8
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
                                                amount or
                                                value of which differs in amount
                                                from the Ordinary Dividend
                                                Amount for such dividend or
                                                distribution, as determined by
                                                the Calculation Agent.

             Ordinary Dividend Amount:          USD 0.00

             Payment Obligation in Respect of   In the event of any
             Extraordinary Dividends:           Extraordinary Dividend,
                                                Counterparty shall make a cash
                                                payment to CSFBi, on the date
                                                such Extraordinary Dividend is
                                                paid to holders of Shares, in an
                                                amount equal to the product of
                                                (i) the aggregate Number of
                                                Options for all Tranches on the
                                                ex-dividend date on the Exchange
                                                for such Extraordinary Dividend
                                                and (ii) the excess, if any, of
                                                the per Share amount or value of
                                                such Extraordinary Dividend over
                                                the Ordinary Dividend Amount for such Extraordinary
                                                Dividend, as determined by the Calculation Agent.

        (g)  Share Adjustments:

             Potential Adjustment Events:       If an event occurs that
                                                constitutes both a Potential
                                                Adjustment Event under Section
                                                11.2(e)(ii)(C) of the 2002
                                                Definitions and a Spin-off as
                                                described below, it shall be
                                                treated hereunder as a Spin-off
                                                and not as a Potential
                                                Adjustment Event.

             Method of Adjustment:              Calculation Agent Adjustment

             Spin-off:                          A distribution of New Shares or
                                                a reclassification of Shares
                                                into such Shares and New Shares
                                                (in each case, the "SPIN-OFF
                                                SHARES") in respect of a
                                                subsidiary or business unit of
                                                the Issuer (the "SPIN-OFF
                                                ISSUER") to holders of the
                                                Shares (the "ORIGINAL SHARES").
                                                Solely with respect to a
                                                Spin-off, "New Shares" shall
                                                have the meaning provided in
                                                Section 12.1(i) of the 2002
                                                Definitions except that the
                                                phrase immediately preceding
                                                clause (i) thereof shall be
                                                replaced by the following: "`New
                                                Shares' means ordinary or common
                                                shares of the Spin-off Issuer
                                                that are, or that as of the
                                                ex-dividend date of such Spin-off
                                                are scheduled promptly to be,".

             Consequences of Spin-offs:         As of the ex-dividend date on the Exchange of a
                                                Spin-off, at the election of CSFBi, either (i)
                                                (A) "Shares" shall mean the Original Shares and
                                                the Spin-off Shares; (B) the Transaction (and
                                                each Collar and Share Forward Transaction of such
                                                Transaction) shall continue but as a Share Basket
                                                Transaction with a Number of Baskets equal to the
                                                Number of Options and the Number of Shares, as
                                                applicable, prior to such Spin-off, and each
                                                Basket shall consist of one Original Share and a
                                                number of Spin-off Shares that a holder of one
                                                Original Share would have been entitled to
                                                receive in such Spin-
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                                       9
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
                                                off; and (C) the Calculation
                                                Agent shall make such adjustments to the
                                                exercise, settlement, payment or any other terms
                                                of the Transaction as the Calculation Agent
                                                determines appropriate to account for the
                                                economic effect on the Transaction of such
                                                Spin-off, which may, but need not, be determined
                                                by reference to the adjustment(s) made in respect
                                                of such Spin-off by an options exchange to
                                                options on the Shares traded on such options
                                                exchange; or (ii) (A) the Transaction (and each
                                                Collar and Share Forward Transaction of such
                                                Transaction) shall continue with respect to the
                                                Shares and the parties hereto, shall be deemed to
                                                have entered into a separate transaction on the
                                                Spin-off Shares (the "DEEMED TRANSACTION")
                                                relating to, in the aggregate, a number of
                                                Spin-off Shares that a holder of one Original
                                                Share would have been entitled to receive in such
                                                Spin-off, multiplied by the Number of Options,
                                                and (B) the Calculation Agent shall make such
                                                adjustments to the exercise, settlement, payment
                                                or any other terms of the Transaction and such
                                                Deemed Transaction as the Calculation Agent
                                                determines appropriate to account for the
                                                economic effect on the Transaction of such
                                                Spin-off, which may, but need not, be determined
                                                by reference to the adjustment(s) made in respect
                                                of such Spin-off by an options exchange to
                                                options on the Shares traded on such options
                                                exchange.  As of the ex-dividend date of any
                                                subsequent Spin-off, the Calculation Agent shall
                                                make adjustments to the composition of the Basket
                                                and other terms of the Transaction or Deemed
                                                Transaction, as applicable, in accordance with
                                                the immediately preceding sentence.
                                                Notwithstanding the foregoing, (i) if the
                                                Calculation Agent determines that any adjustments
                                                to the Transaction or Deemed Transaction in
                                                accordance with this paragraph would not produce
                                                a commercially reasonable result, or would not
                                                preserve the economics of the Transaction to the
                                                parties, CSFBi, at its election, shall either
                                                terminate the Transaction as if (x) such Spin-Off
                                                were an Extraordinary Event to which Cancellation
                                                and Payment (Calculation Agent Determination)
                                                applies and (y) the announcement date for the
                                                Spin-off were the date of such Extraordinary
                                                Event or (ii) continue the Transaction but only
                                                on the Shares or Spin-off Shares, as it shall
                                                elect, and the Calculation Agent shall make such
                                                adjustments to the exercise, settlement, payment
                                                or any other terms of the Transaction as the
                                                Calculation Agent determines appropriate to
                                                account for the economic effect on the
                                                Transaction of such Spin-off, which may, but need
                                                not, be determined by reference to
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
                                                the adjustment(s) made in respect of such Spin-off by
                                                an options exchange to options on the Shares
                                                traded on such options exchange.

        (h)  Extraordinary Events:

             (i) Merger                         For the avoidance of doubt, the
                                                definition of Merger Event in
                                                12.1(b) shall not include a
                                                merger, amalgamation, or
                                                consolidation of Counterparty
                                                with any of its affiliates (as
                                                defined in the Securities Act of
                                                1933, as amended, and the rules
                                                and regulations promulgated
                                                thereunder (the "SECURITIES
                                                ACT")) without regard to the
                                                definition of Affiliate
                                                hereunder) so long as such
                                                transaction would not result in
                                                an Event of Default under the
                                                Credit Agreement.

             (ii) Consequences of Merger
                  Events:

                  Share-for-Share:              Modified Calculation Agent Adjustment

                  Share-for-Other:              Cancellation and Payment (Calculation Agent
                                                Determination)

                  Share-for-Combined:           Modified Calculation Agent Adjustment

            (iii) Tender Offer:                 Applicable; provided that the definition of
                                                "Tender Offer" in Section 12.1(d) is amended to
                                                replace the phrase "greater than 10% and less
                                                than 100% of the outstanding voting shares of the
                                                Issuer" with "greater than 15% and less than 100%
                                                of the outstanding shares of the Issuer" and
                                                making corresponding changes to the terms.

                 Share-for-Share:               Modified Calculation Agent Adjustment

                 Share-for-Other:               Modified Calculation Agent Adjustment

                 Share-for-Combined:            Modified Calculation Agent Adjustment

             (iv) Nationalization, Insolvency   Cancellation and Payment (Calculation Agent
                  or Delisting:                 Determination)

             (v)  Additional Disruption
                  Events:

                  Change in Law:                Applicable (Determining Party:
                                                CSFBi); provided that if such
                                                change in law results in a DRL
                                                Event (as defined in the Credit
                                                Agreement), but no other event
                                                that would result in a Change in
                                                Law, then it shall not be a
                                                Change in Law. Notwithstanding
                                                anything to the contrary herein
                                                or in any other Financing
                                                Documents, Counterparty shall
                                                use its reasonable efforts to
                                                cure such DRL Event at the
                                                expense of CSFBi to the extent
                                                reasonably possible

                                                unless the consequences of taking any
                                                actions related to such cure or
                                                such cure would be materially
                                                adverse to Uniserv. Without
                                                limiting the foregoing, on and
                                                after the Novation Date, it is
                                                understood and agreed that
                                                Uniserv's reasonable judgment,
                                                such action or cure may be
                                                deemed to be materially adverse
                                                to Uniserv if it would (i) be
                                                materially adverse to SPV and
                                                (ii) increase the scope of the
                                                Obligations that may constitute
                                                Guaranteed Obligations (as
                                                defined in the Guarantee).

                  Failure to Deliver:           Not Applicable

                  Insolvency Filing:            Applicable (Determining Party:  CSFBi)

                  Hedging Disruption:           Not Applicable

                  Increased Cost of Hedging:    Not Applicable

                  Loss of Stock Borrow:         Not Applicable

                  Increased Cost of Stock
                  Borrow:                       Not Applicable

        (i)  Certain Acknowledgments:

             Non-Reliance:                      Applicable

             Agreements and                     Applicable
             Acknowledgments Regarding
             Hedging Activities:

             Additional Acknowledgments:        Applicable

        (j)  Other:

             Credit Support Documents:          (i) The Pledge Agreement dated as of December 22,
                                                2004 between Counterparty and CSFBi (the "PLEDGE
                                                AGREEMENT");

                                                (ii) The Guarantee dated as of
                                                the Novation Date (as defined in
                                                the Credit Agreement) among
                                                Uniserv, as guarantor, SPV, as
                                                obligor, and CSFBi, as
                                                beneficiary (the "GUARANTEE");

                                                (iii) The Pledge Agreement dated as of the
                                                Novation Date between Uniserv and CSFBi; and

                                                (iv) The Deed of Debenture dated as of December
                                                23, 2004 between SPV and CSFBi (the "DEBENTURE")

                                                shall each be a Credit Support
                                                Document under the Agreement
                                                with respect to which
                                                Counterparty is

                                                the sole Credit
                                                Support Provider. For purposes
                                                of determining an Event of
                                                Default or a similar event
                                                howsoever described under the
                                                Credit Support Documents, any
                                                event or transaction that causes
                                                a DRL Event shall not result in
                                                an Event of Default or a similar
                                                event, howsoever described.

             Credit Support Provider:           Counterparty

             Account Details:

                  Payments to CSFBi:            To be advised under separate cover prior to the
                                                Trade Date

                  Payments to                   The Collateral Account (as defined in the Pledge
                  Counterparty:                 Agreement)

                  Delivery of Shares to         Credit Suisse First Boston LLC
                  CSFBi:                        DTC#:     355
                                                Account#: 2NAAR0
                                                Account Name:    United Service Technologies
                                                                 Limited

                  Calculation Agent:            CSFBi.  The Calculation Agent will have no
                                                responsibility for good faith errors or omissions
                                                in any determination under the Transaction.

         3. Other Provisions:

(a)  HEDGING DISRUPTIONS:

     If at any time CSFBi (or an affiliate of CSFBi) is unable to (i) (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction in Shares it deems necessary to hedge the equity price and market risk of entering into and performing its obligations with respect to the Transaction or (B) realize, recover, or remit the proceeds of any such transaction or (ii) borrow from any party reasonably satisfactory to CSFBi (or maintain a borrowing of or any such party notifies CSFBi that it will terminate such borrowing) Shares with respect to the Transaction in an amount equal to a number of Shares that CSFBi reasonably deems necessary to hedge the equity and market price risk of entering into and performing its obligations with respect to the Transaction (but in no event in an amount greater than the aggregate Number of Options for all Tranches under this Confirmation) at a cost (inclusive of any tax, duty, expense or fee) equal to or less than 40 basis points per annum as calculated by the Calculation Agent (each such event, a "HEDGING DISRUPTION EVENT"), then, upon notice of the occurrence of such Hedging Disruption Event by CSFBi to Counterparty and on and after the Novation Date, Counterparty and Uniserv (but in no event later than the Exchange Business Day immediately following such notice), Counterparty and on and after the Novation Date, Counterparty or Uniserv shall either:

         (i) lend, or cause to be lent, Shares to CSFBi (on an uncollateralized basis and at a cost as calculated by the Calculation Agent to CSFBi of no more than 40 basis points per annum) in an amount as CSFBi may require (but not to exceed the aggregate Number of Options, as such number may be adjusted pursuant to the terms and conditions of this Confirmation, for all Tranches under this Confirmation); provided that:

              (A) any such loan shall be on a term basis, terminating on the final Settlement Date for the final Tranche hereunder, or at such earlier time as CSFBi shall determine;

              (B) if (x) CSFBi no longer requires such Shares or any portion of such Shares in hedging the Transaction, (y) the return of such Shares or such other portion to Counterparty would, in the opinion of CSFBi and its counsel, cause such Shares or such portion (or any other Shares in an amount equal to such Shares or such portion) to become, upon settlement of the Transaction, "restricted securities" within the meaning of Rule 144 under the Securities Act and (z) CSFBi keeps the loan of such Shares or such portion outstanding, then Counterparty shall pay monthly to CSFBi, in immediately available funds in USD, all expenses, fees costs or rebates of stock lender's fees (including any regulatory charges, costs of funding or other internal costs or charges) associated with the loan of such Shares or such portion that CSFBi keeps outstanding; and

              (C) any Shares to be loaned by Counterparty shall be in book-entry form and freely tradable without any Transfer Restrictions (as defined in the Pledge Agreement) so long as they are transferred in compliance with the position taken by the staff of the Securities and Exchange Commission in the Goldman, Sachs & Co. interpretive letter dated October 9, 2003; or

         (ii) pay to CSFBi upon demand, in immediately available funds in USD, the costs (inclusive of any tax, duty, expense or fee) of borrowing (or maintain a borrowing of) Shares, in an amount CSFBi reasonably deems desirable from time to time, from any party reasonably satisfactory to CSFBi to hedge the equity price and market risk of entering into and performing its obligations with respect to the Transaction in excess of 40 basis points per annum as calculated by the Calculation Agent; provided that (i) CSFBi provides a reasonably detailed calculation and invoice for such amount and (ii) CSFBi is actually able to borrow or maintain a borrowing of Shares.

     The failure to deliver any Shares or pay any such amount when due shall constitute an immediate Event of Default with respect to Counterparty.

(b)  TERMINATION BY COUNTERPARTY:

     Counterparty shall pay to CSFBi on the Trade Date an amount in immediately available funds in USD equal to 3% of the Put Strike Price multiplied by the aggregate Number of Options for all Tranches hereunder (the "SUPPLEMENTAL FEE"); provided that in lieu of such payment on the Trade Date, Counterparty and CSFBi agree that the Supplemental Fee may be netted against the obligation of CSFBi to make Loans under the Credit Agreement on the Closing Date (as defined in the Credit Agreement) and the Loans made thereunder on the Closing Date shall be reduced by such Supplemental Fee. So long as (i) no Event of Default (as defined in the Credit Agreement) shall have occurred or is continuing and (ii) either (a) CSFBi, or an affiliate of CSFBi, shall have consummated the Additional Short or (b) the Issuer shall have satisfied all its obligations under the Registration Rights Agreement between itself and Counterparty dated as of November 23, 2004, as amended by Amendment No. 1 to the Registration Rights Agreement dated as of December 17, 2004 (together, the "REGISTRATION RIGHTS AGREEMENT") (including the availability of the Registration Statement and Prospectus (each as defined in the Registration Rights Agreement) for at least 10 Trading Days (as defined in the Registration Rights Agreement) following the consummation of the Initial Short and (excluding such 10 Trading Day Period) at least 8 calendar weeks prior to any termination under this paragraph), Counterparty may terminate (the "EARLY UNWIND OPTION") the Transaction in whole, but not in part, on any date (the "EARLY UNWIND DATE") following the date that is 7 months from the Trade Date and prior to the date that is 15 months from the Trade Date, upon delivery of notice to CSFBi at least 20 Exchange Business Days prior to the Early Unwind Date and delivery on the Early Unwind Date, without payment by CSFBi therefor, of a number of Shares equal to 86% of the aggregate Number of Options for all Tranches under this Confirmation, rounded up to the nearest whole Share (the "EARLY UNWIND SHARES"). Any Early Unwind Shares shall be subject to the representation and agreement set forth in Section 9.11 of the 2002 Definitions (other than the Security Interests as defined in the Pledge Agreement). Upon delivery of the Early Unwind Shares, together with any other accrued and unpaid amounts under this Confirmation, Counterparty's and CSFBi's obligations under the Transaction shall terminate without any further payment or delivery by either Counterparty or CSFBi. For the avoidance of doubt, this clause (b) shall not apply, and Counterparty shall not have the right to terminate the Transaction, upon any Termination Payments as defined in clause (c) below. Notwithstanding anything to the contrary in this Confirmation, upon the exercise of the Early Unwind Option and the delivery of the Early Unwind Shares, together with any other accrued and unpaid amounts under this Confirmation, under no circumstances shall (i) such exercise or delivery or (ii) any action or event occurring subsequent to such exercise or delivery constitute a Termination Event, an Event of Default under the Credit Agreement or this Confirmation or any default or event of default or termination event under any Financing Document, howsoever described.

(c)  TERMINATION VALUATION AND SETTLEMENT IN SHARES:

     Notwithstanding anything to the contrary in the Agreement or the 2002 Definitions, and for the avoidance of doubt, any payments in respect of an Early Termination Date under the Agreement, or any Cancellation Amount under the 2002 Definitions (each, a "TERMINATION PAYMENT"), shall include CSFBi's (or an affiliate of CSFBi) actual costs of unwinding, adjusting or terminating all or any portion of CSFBi's (or an affiliate of CSFBi) hedge in respect of the Transaction and CSFBi shall notify Counterparty of any such Termination

     Payment as soon as reasonably practicable following CSFBi's incurrence of such costs. At Counterparty's election (as Counterparty shall notify CSFBi no later than such Early Termination Date or the date following the cancellation or termination of the Transaction giving rise to the Cancellation Amount), Counterparty shall satisfy the Termination Payment by either (i) making the payments and deliveries set forth in clause (a) below (the "CASH TERMINATION OBLIGATION") or (ii) delivering Shares (the "SHARE DELIVERY OBLIGATION") as set forth in clause (b) below. Notwithstanding
     Section 6(d)(ii) of the Agreement or Section 12.8 of the Equity Definitions, the payment date in respect of such Early Termination Date or Cancellation Amount to which a Cash Termination Obligation or Share Delivery Obligation applies shall be as set forth in clause (a) or clause
     (b) below, as applicable.

           (a) If Counterparty shall have elected the Cash Termination Obligation to satisfy the Termination Payment:

                  (i) on or prior to the date Counterparty elects the Cash Termination Obligation, it shall deliver to CSFBi, in pledge pursuant to the Pledge Agreement, Eligible Collateral (as defined in the Pledge Agreement) in an amount equal to CSFBi's reasonable estimate of such Termination Payment as of such date;

                  (ii) on each Exchange Business Day during the period commencing on the Early Termination Date or date of cancellation or termination of the Transaction giving rise to a Cancellation Amount until the determination of the Termination Payment (which, for the avoidance of doubt, shall be upon CSFBi's (or an affiliate of CSFBi) completion of its unwinding, adjusting or terminating its hedge in respect of the Transaction) (the "UNWIND PERIOD"), Counterparty shall deliver to CSFBi, in pledge pursuant to the Pledge Agreement, additional Eligible Collateral in an amount as necessary such that the value of all Eligible Collateral delivered under clause (i) and this clause (ii) shall be equal to the Termination Payment as of such Exchange Business Day, as CSFBi shall inform Counterparty; provided that if on any such Exchange Business Day CSFBi has not informed Counterparty of any adjustments to the amount of the Termination Payment prevailing on or prior to the immediately preceding Exchange Business Day, then Counterparty shall have no obligations under this paragraph on such Exchange Business Day; and

                  (iii) promptly following the Unwind Period, CSFBi shall inform Counterparty of the Termination Payment and Counterparty shall pay such Termination Payment in USD no later than the second Exchange Business Day thereafter.

           (b) If Counterparty shall have elected the Share Delivery Obligation to satisfy the Termination Payment, then on a date specified by CSFBi, Counterparty shall deliver Shares in an amount equal to such Termination Payment divided by a price per Share reasonably determined by CSFBi after taking into account its actual costs and Share purchase or sale prices on the Exchange in determining such Termination Payment. Notwithstanding the foregoing, the Shares deliverable under this clause (b) in satisfaction of Counterparty's Termination Payment shall not exceed the aggregate Number of Options for all Tranches hereunder, as such number may be adjusted pursuant to the terms and conditions of this Confirmation.

(d)  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF COUNTERPARTY AND UNISERV:

     Uniserv, as Counterparty as of the date hereof, and SPV, as Counterparty, on the Novation Date, hereby represents and warrants to CSFBi that:

      (i) Counterparty is an "eligible contract participant" as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended.

     (ii) Counterparty is not on the date hereof, in possession of any material non-public information regarding the Issuer.

    (iii) Counterparty is not and, after giving effect to the transactions contemplated to occur on the date of this Confirmation, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     (iv) Counterparty is, and shall be as of the date of any payment or delivery by Counterparty hereunder, able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages.

      (v) Counterparty (A) has timely filed, caused to be timely filed or will timely file or cause to be timely filed all material tax returns that are required to be filed by it as of the date hereof and (B) has paid all material taxes, assessments, fees, liabilities or other charges imposed on it or any of its property by any governmental authority and required to have been paid by it as of the date hereof, except (x) taxes that are being contested in good faith, or
            (y) to the extent that the failure to do so could not reasonably be expected to result in a material adverse effect on the ability of the Counterparty to perform any of its obligations under the Agreement.

     (vi) Counterparty's holding period (calculated in accordance with Rule 144(d) under the Securities Act) with respect to any Shares pledged pursuant to the terms and conditions of the Pledge Agreement commenced more than two years prior to the date thereof. Counterparty agrees that Counterparty has not (A) created or permitted to exist any Lien (as defined in the Pledge Agreement), other than the Permitted Security Interests (as defined in the Debenture, or any Transfer Restriction (as defined in the Pledge Agreement), other than the Existing Transfer Restrictions (as defined in the Pledge Agreement), upon or with respect to the Collateral (as defined in the Pledge Agreement), (B) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (C) entered into or consented to any agreement (other than, in the case of clause (x), this Confirmation, the Pledge Agreement and the Debenture) (x) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) pursuant to which any person other than Counterparty, CSFBi and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have Control (as defined in the Pledge Agreement) in respect of any Collateral.

    (vii) Other than financing statements or other similar or equivalent documents or instruments with respect to the Permitted Security Interests (as defined in the Debenture), no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral.

   (viii) All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements (each as defined in Section 8-102 of the UCC) at any time pledged under the Pledge Agreement is and will be issued by an issuer incorporated under the laws of the British Virgin Islands, and will be uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary's jurisdiction

            (within the meaning of Section 8-110(e) of the UCC) is located in the United States.

     (ix) No registration, recordation or filing with any governmental body, agency or official is required or necessary for the perfection or enforcement of the Security Interests (as defined in the Pledge Agreement), other than filing of financing statements in any appropriate jurisdiction and a notation on the register of mortgages, charges and encumbrances of Counterparty which shall be filed after the Novation Date with the Registry of Companies in the British Virgin Islands.

      (x) Counterparty has not performed and will not perform any acts that are reasonably likely to prevent CSFBi from enforcing any of the terms of the Agreement, the Pledge Agreement or the Credit Agreement or that might limit CSFBi in any such enforcement.

     (xi)   The Location (as defined in the Pledge Agreement) of
            Counterparty is at the address set forth in Section 4(e)(i) of this Confirmation. The following is the mailing address, county and state of each chief executive office not at such Location maintained by Counterparty at any time during the past five years:

            Equity Trust (BVI) Limited
            PO Box 438
            Palm Grove House, Road Town
            Tortola
            British Virgin Islands.

    (xii) The representations and warranties made to the Underwriters in the Underwriting Agreement are true and correct as of the Trade Date.

(e)  ADDITIONAL TERMINATION EVENTS:

      (i)   The occurrence of any Event of Default under the Credit
            Agreement shall constitute an Event of Default for all Transactions hereunder, with respect to Counterparty.

     (ii) Unless the Additional Short has been completed, it shall be an Additional Termination Event if, on or following the Committed Availability Date (as defined in the Registration Rights Agreement),
            (a) the Issuer shall not have satisfied all its obligations under the Registration Rights Agreement or (b) the Registration Statement or Prospectus (each as defined in the Registration Rights Agreement) shall not have been available, for any reason whatsoever, for the period of 10 Trading Days (as defined in the Registration Rights Agreement) following the consummation of the Initial Short and (excluding such 10 Trading Day Period) at least 8 calendar weeks prior to the Committed Availability Date.

(f)  U.S. PRIVATE PLACEMENT REPRESENTATIONS:

      Each of CSFBi and Counterparty hereby represents and warrants to the other party as of the date hereof that:

      (i) It is an "accredited investor", as defined in Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction, and it is able to bear the economic risk of the Transaction indefinitely.

     (ii) It is entering into the Transaction for its own account and not with a view to the distribution or resale of the Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

(g)  COVENANT OF COUNTERPARTY:

         Counterparty agrees that each of Counterparty and its affiliates will comply with all applicable disclosure or reporting requirements in respect of the Transaction, including, without limitation, any requirement imposed by Section 13 or Section 16 of the Exchange Act, if any.

(h)  COVENANTS OF CSFBI:

      (i) CSFBi agrees that none of the Share Collateral (as defined in the Pledge Agreement), the Affiliated Loaned Shares (as defined in the Underwriting Agreement) or the Shares delivered upon settlement of this Confirmation (or purchased in the open market in connection with cash settlement of this Confirmation) will be used to settle any offers or sales of Shares exceeding the Maximum Number of Shares (as defined in the Underwriting Agreement) in connection with its dynamic hedging activities relating to its exposure under this Confirmation ("DYNAMIC HEDGING SALES");

     (ii) CSFBi agrees that the Share Collateral and the Shares delivered upon settlement of this Confirmation (or purchased in the open market in connection with cash settlement of this Confirmation) will only be used to close out open borrowings created in the course of the Dealer's (as defined in the Underwriting Agreement) hedging activities related to its exposure under this Confirmation; and

    (iii) CSFBi agrees that the Dynamic Hedging Sales effected without delivering a prospectus will occur following the consummation of the offering of Offered Securities (as defined in the Underwriting Agreement) and the sales of Additional Securities (as defined in the Underwriting Agreement).

(i)  SECURITIES CONTRACT:

         The parties hereto acknowledge and agree that each of CSFBi and the Custodian (as defined in the Pledge Agreement) is a "stockbroker" within the meaning of Section 101 (53A) of Title 11 of the United States Code (the "BANKRUPTCY CODE") and that the Custodian is acting as custodian for CSFBi in connection with the Transaction and that CSFBi is a "customer" of the Custodian within the meaning of Section 741(2) of the Bankruptcy Code. The parties hereto further recognize that the Transaction is a "securities contract", as such term is defined in
         Section 741(7) of the Bankruptcy Code, entitled to the protection of, among other provisions, Sections 555 and 362(b)(6) of the Bankruptcy Code, and that each payment or delivery of cash, Shares or other property or assets hereunder is a "settlement payment" within the meaning of Section 741(8) of the Bankruptcy Code.

(j)  ASSIGNMENT:

         The rights and duties under this Confirmation may not be assigned or transferred by any party hereto without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld; provided that CSFBi may assign or transfer any of its rights or duties hereunder to any Eligible Assignee (as defined in the Credit Agreement) without the prior written consent of Counterparty.

         Notwithstanding the foregoing or anything to the contrary in the Agreement or this Confirmation, the Confirmation (i) may be assumed, transferred or assigned by Counterparty without the prior written consent of the other parties hereto in connection with any consolidation, merger amalgamation, sale, conveyance or lease permitted by Section 7.01 of the Credit Agreement and (ii) may be novated pursuant to the Novation Agreement (as defined in the Credit Agreement) without the requirement of any additional consent.

(k)  NON-CONFIDENTIALITY:

         The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by CSFBi and its affiliates to Uniserv relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of CSFBi or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) CSFBi does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

(l)  MATTERS RELATING TO CREDIT SUISSE FIRST BOSTON INTERNATIONAL:

      (i) The date and time of the Transaction evidenced hereby will be furnished by CSFBi and Counterparty upon written request.

     (ii) Credit Suisse First Boston International is regulated by the Financial Services Authority and has entered into this Transaction as principal.

(m)  BENEFICIAL OWNERSHIP:

         Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall CSFBi be entitled to receive any Shares if, upon such receipt of such Shares, its direct or indirect "beneficial ownership" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) would be equal to or greater than 9.9% or more of the outstanding Shares. In no event shall a failure by Counterparty to deliver Shares to CSFBi as a result of the operation of this paragraph be deemed to be a Default (as defined in the Credit Agreement) or Termination Event.

4.   THE AGREEMENT IS FURTHER SUPPLEMENTED BY THE FOLLOWING PROVISIONS:

  (a)      Termination Provisions.

      (i) "SPECIFIED ENTITY" means in relation to CSFBi, none, and in relation to Counterparty, none.

     (ii)   "SPECIFIED TRANSACTION" will have the meaning specified in
            Section 14 of the Agreement.

    (iii) The "CROSS DEFAULT" provision of Section 5(a)(vi) of the Agreement will not apply to CSFBi and will apply to Counterparty.

         For the purpose of such provision:

         "SPECIFIED INDEBTEDNESS" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise)
         (A) in respect of borrowed money, or (B) in respect of any Specified Transaction (except that, for this purpose only, the words "and any other entity" shall be substituted for the words "and the other party to the Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party)" where they appear in the definition of Specified Transaction).

         "THRESHOLD AMOUNT" means USD 25,000,000 (including the United States Dollar equivalent of obligations stated in any other currency or currency unit).

     (iv) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will not apply to CSFBi and will apply to Counterparty.

      (v) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) of the Agreement will not apply to CSFBi and Counterparty.

     (vi) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of the Agreement, Second Method and Loss will apply.

    (vii)   "TERMINATION CURRENCY" means United States Dollars.

   (viii) NETTING. The provisions of Section 2(c) of the Agreement shall apply, provided that (i) Section 2(c) shall be amended by deleting "and" at the end of clause (i) thereof and deleting clause (ii) thereof. For the avoidance of doubt, any amounts due under the Credit Agreement or any of the other Financing Documents (as defined in the Credit Agreement) shall be included in the netting provisions of Section 2(c) of the Agreement.

     (ix) SET-OFF. In addition to and without limiting any rights of set-off that a party hereto may have as a matter of law, pursuant to contract or otherwise, upon the occurrence of an Early Termination Date, or any date which a Cancellation Amount shall be due (as defined in the 2002 Definitions), such Party ("PARTY X") shall have the right to terminate, liquidate and otherwise close out the transactions contemplated by this Confirmation pursuant to the terms hereof and thereof, and to set off any obligation that Party X (other than, with respect to Counterparty, the Issuer) or any affiliate of Party X (other than, with respect to Counterparty, the Issuer) may have to the other party ("PARTY Y") hereunder, thereunder or otherwise, including without limitation any obligation to make any release, delivery or payment to Party Y pursuant to this Confirmation or any other agreement between Party X or any of its affiliates (other than, with respect to Counterparty, the Issuer) and Party Y, against any right Party X or any of its affiliates (other than, with respect to Counterparty, the Issuer) may have against Party Y, including without limitation any right to receive a payment or delivery pursuant to this Confirmation or any other agreement between Party X or any of its affiliates (other than, with respect to Counterparty, the Issuer) and Party Y. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of the same type, such obligation and right shall be set off in kind. In the case of a set-off of any obligation to release, deliver or pay assets against any right to receive assets of any other type, the value of each of such obligation and such right shall be determined by the Calculation Agent and the result of such set-off shall be that the net obligor shall pay or deliver to the other party an amount of cash or assets, at the net obligor's option, with a value

            (determined, in the case of a delivery of assets, by the Calculation Agent) equal to that of the net obligation. In determining the value of any obligation to release or deliver Shares or right to receive Shares, the value at any time of such obligation or right shall be determined by reference to the market value of the Shares at such time. If an obligation or right is unascertained at the time of any such set-off, the Calculation Agent may in good faith estimate the amount or value of such obligation or right, in which case set-off will be effected in respect of that estimate, and the relevant party shall account to the other party at the time such obligation or right is ascertained.

(b)  TAX REPRESENTATIONS.

      (i) PAYER REPRESENTATION. For the purpose of Section 3(e) of the Agreement, CSFBi shall make the following representation and Counterparty shall make the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party contained in Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

     (ii) PAYEE REPRESENTATIONS. For the purposes of Section 3(f) of the Agreement,

            (A) CSFBi makes no representations;

            (B) Counterparty makes the following representation: It is not a
                "United States person" as defined in Internal Revenue Code
                Section 7701(a)(30).

(c) CERTAIN AMENDMENTS. Section 3 of the Agreement is hereby amended as follows:

      (i) Clause (a)(i) thereof is hereby restated in its entirety to read as follows: "STATUS. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;"

     (ii) Clause (a)(iii) thereof is hereby restated in its entirety to read as follows: "NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with (A) any law applicable to it, (B) any provision of its constitutional documents,
            (C) any order or judgment of any court or other agency of government applicable to it or any of its assets or (D) any contractual restriction binding on or affecting it or any of its assets, except in the case of clauses (C) and (D), to the extent such violation or conflict would not have a Material Adverse Effect (as defined in the Credit Agreement);"

    (iii) Clause (a)(iv) thereof is hereby modified with the addition, immediately before the semicolon, of the words: ", except to the extent the failure to have any such consent would not have a Material Adverse Effect";

(d)  AGREEMENTS TO DELIVER DOCUMENTS.  For the purpose of Sections 4(a)(i) and
     (ii) of the Agreement, each of CSFBi and Counterparty agrees to deliver the following documents, as applicable:

      (i) Counterparty shall deliver to CSFBi, upon execution of this Confirmation, an opinion of each of Harney, Westwood, and Riegels and Webber Wentzel Bowens in the respective forms set forth in Annex A and Annex B hereto.

     (ii) The Counterparty shall have executed and delivered to CSFBi upon execution of this Confirmation, the Pledge Agreement.

    (iii) Counterparty shall deliver to CSFBi, upon execution of this Confirmation and upon reasonable demand by CSFBi thereafter, a properly completed Internal Revenue Service Form W-8BEN.

(e)  MISCELLANEOUS:

      (i)   ADDRESSES FOR NOTICES.

            For the purpose of Section 12(a) of the Agreement, send all notices or communications to:

            Address:    Credit Suisse First Boston International
                        c/o Credit Suisse First Boston, LLC
                        Eleven Madison Avenue
                        New York, NY 10010-3629
                        Attention:  Chris O'Connor

            For payments and deliveries:
                        Facsimile No.: (212) 325 8175
                        Telephone No.: (212) 538-3214 / (212) 325 3213

            For all other communications:
                        Facsimile No.: (212) 325 8173
                        Telephone No.: (212) 325 8676 / (212) 538 5306 /
                        (212) 538 1193 / (212) 538 6886

            Designated responsible employee for the purposes of Section 12(a)(iii) of the Agreement: Senior Legal Officer

            Address for notices or communications to Counterparty prior to the Novation Date and Uniserv on and after the Novation Date:

            Address:    United Service Technologies Limited
                        9 Columbus Center
                        Pelican Drive, Road Town
                        Tortola
                        British Virgin Islands
                        Attention:  Damian McCann
                        Telephone No.: (27) 83 678 7642
                        Facsimile No.: (27) 83 457 2606

            Address for notices or communications to SPV on and after the Novation Date:

            Address:    United Service Technologies Limited
                        Midocean Chambers
                        P.O. Box 805
                        Road Town, Tortola
                        British Virgin Islands
            Attention:  Damian McCann
            Telephone No.: (27) 83 678 7642
            Facsimile No.: (27) 83 457 2606

     (ii) GOVERNING LAW. THE AGREEMENT AND EACH CONFIRMATION THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF THAT WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK (PROVIDED THAT AS TO PLEDGED ITEMS LOCATED IN ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, SECURED PARTY SHALL, IN ADDITION TO ANY RIGHTS UNDER THE LAWS OF THE STATE OF NEW YORK, HAVE ALL OF THE RIGHTS TO WHICH A SECURED PARTY IS ENTITLED UNDER THE LAWS OF SUCH OTHER JURISDICTION).

    (iii)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE AGREEMENT
            AND EACH CONFIRMATION THEREUNDER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THE AGREEMENT AND EACH CONFIRMATION THEREUNDER, EACH PARTY TO THIS CONFIRMATION CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS CONFIRMATION IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THE AGREEMENT AND EACH CONFIRMATION THEREUNDER OR OTHER DOCUMENT RELATED THERETO. EACH PARTY TO THIS CONFIRMATION WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     (iv) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS CONFIRMATION HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE AGREEMENT AND EACH CONFIRMATION THEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE AGREEMENT AND EACH CONFIRMATION THEREUNDER, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CONFIRMATION MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      (v) SERVICE OF PROCESS. With respect to the Agreement and each Confirmation thereunder and the Pledge Agreement, Counterparty irrevocably appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Counterparty by the person serving the same to the address provided in Section 3(k)(iii) of this Confirmation, shall be deemed in every respect effective service of process upon Counterparty in any suit or proceeding. Counterparty further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect until the earlier of (a) 5.5 years from the date of the Credit Agreement or (b) the date of the termination of this Confirmation.

     (vi) This Confirmation is not intended and shall not be construed to create any rights in any person other than Counterparty, CSFBi and their respective successors and assigns and no other person shall assert any rights as a third-party beneficiary hereunder. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of Counterparty and CSFBi shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not.

    (vii) Any provision of this Confirmation may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Counterparty and CSFBi or, in the case of a waiver, by the party against whom the waiver is to be effective.

   (viii) This Confirmation may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement. Delivery of an executed signature page to this Confirmation by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                        Yours faithfully,

                                        CREDIT SUISSE FIRST BOSTON
                                        INTERNATIONAL

                                        By:    /s/ Mark Skinner
                                               --------------------------------
                                               Name:    Mark Skinner
                                               Title:   Vice President

                                        By:    /s/ Anne Harrington
                                               --------------------------------
                                               Name:    Anne Harrington
                                               Title:   Vice President

UNITED SERVICE TECHNOLOGIES LIMITED

By:    /s/ Edward Southey
       ------------------------------
       Name:    Edward Southey
       Title:   Director

                                                                         ANNEX A

                 FORM OF OPINION OF BVI COUNSEL FOR COUNTERPARTY

                                                                         ANNEX B

            FORM OF OPINION OF SOUTH AFRICAN COUNSEL FOR COUNTERPARTY

                                                                         ANNEX C

               SCHEDULE OF NUMBER OF OPTIONS AND EXPIRATION DATES

The Number of Options and the Expiration Date for each Component of each Tranche shall be as set forth below:

   TRANCHE NO. 1
   -------------
   COMPONENT NO.               EXPIRATION DATE           NUMBER OF OPTIONS
   -------------               ---------------           -----------------
Component No. 1             June 2, 2009                      42,295
Component No. 2             June 3, 2009                      42,295
Component No. 3             June 4, 2009                      42,295
Component No. 4             June 5, 2009                      42,295
Component No. 5             June 8, 2009                      42,295
Component No. 6             June 9, 2009                      42,295
Component No. 7             June 10, 2009                     42,295
Component No. 8             June 11, 2009                     42,295
Component No. 9             June 12, 2009                     42,295
Component No. 10            June 15, 2009                     42,295
Component No. 11            June 16, 2009                     42,295
Component No. 12            June 17, 2009                     42,295
Component No. 13            June 18, 2009                     42,295
Component No. 14            June 19, 2009                     42,295
Component No. 15            June 22, 2009                     42,295
Component No. 16            June 23, 2009                     42,295
Component No. 17            June 24, 2009                     42,295
Component No. 18            June 25, 2009                     42,295
Component No. 19            June 26, 2009                     42,295
Component No. 20            June 29, 2009                     42,295
Component No. 21            June 30, 2009                     42,295
Component No. 22            July 1, 2009                      42,295
Component No. 23            July 2, 2009                      42,295
Component No. 24            July 6, 2009                      42,295
Component No. 25            July 7, 2009                      42,295
Component No. 26            July 8, 2009                      42,295
Component No. 27            July 9, 2009                      42,295
Component No. 28            July 10, 2009                     42,295
Component No. 29            July 13, 2009                     42,295
Component No. 30            July 14, 2009                     42,279

   TRANCHE NO. 2
   -------------
   COMPONENT NO.               EXPIRATION DATE          NUMBER OF OPTIONS
   -------------               ---------------          -----------------
Component No. 1             December 2, 2009                  42,295
Component No. 2             December 3, 2009                  42,295
Component No. 3             December 4, 2009                  42,295
Component No. 4             December 7, 2009                  42,295
Component No. 5             December 8, 2009                  42,295
Component No. 6             December 9, 2009                  42,295
Component No. 7             December 10, 2009                 42,295
Component No. 8             December 11, 2009                 42,295
Component No. 9             December 14, 2009                 42,295
Component No. 10            December 15, 2009                 42,295
Component No. 11            December 16, 2009                 42,295
Component No. 12            December 17, 2009                 42,295
Component No. 13            December 18, 2009                 42,295
Component No. 14            December 21, 2009                 42,295
Component No. 15            December 22, 2009                 42,295
Component No. 16            December 23, 2009                 42,295
Component No. 17            December 24, 2009                 42,295
Component No. 18            December 28, 2009                 42,295
Component No. 19            December 29, 2009                 42,295
Component No. 20            December 30, 2009                 42,295
Component No. 21            December 31, 2009                 42,295
Component No. 22            January 4, 2010                   42,295
Component No. 23            January 5, 2010                   42,295
Component No. 24            January 6 , 2010                  42,295
Component No. 25            January 7, 2010                   42,295
Component No. 26            January 8, 2010                   42,295
Component No. 27            January 11, 2010                  42,295
Component No. 28            January 12, 2010                  42,295
Component No. 29            January 13, 2010                  42,295
Component No. 30            January 14, 2010                  42,278

   TRANCHE NO. 3.              EXPIRATION DATE          NUMBER OF OPTIONS
   --------------              ---------------          -----------------
Component No. 1             June 2, 2010                      42,295
Component No. 2             June 3, 2010                      42,295
Component No. 3             June 4, 2010                      42,295
Component No. 4             June 7, 2010                      42,295
Component No. 5             June 8, 2010                      42,295
Component No. 6             June 9, 2010                      42,295
Component No. 7             June 10, 2010                     42,295
Component No. 8             June 11, 2010                     42,295
Component No. 9             June 14, 2010                     42,295
Component No. 10            June 15, 2010                     42,295
Component No. 11            June 16, 2010                     42,295
Component No. 12            June 17, 2010                     42,295
Component No. 13            June 18, 2010                     42,295
Component No. 14            June 21, 2010                     42,295
Component No. 15            June 22, 2010                     42,295
Component No. 16            June 23, 2010                     42,295
Component No. 17            June 24, 2010                     42,295
Component No. 18            June 25, 2010                     42,295
Component No. 19            June 28, 2010                     42,295
Component No. 20            June 29, 2010                     42,295
Component No. 21            June 30, 2010                     42,295
Component No. 22            July 1, 2010                      42,295
Component No. 23            July 2, 2010                      42,295
Component No. 24            July 6, 2010                      42,295
Component No. 25            July 7, 2010                      42,295
Component No. 26            July 8, 2010                      42,295
Component No. 27            July 9, 2010                      42,295
Component No. 28            July 12, 2010                     42,295
Component No. 29            July 13, 2010                     42,295
Component No. 30            July 14, 2010                     42,278


                                       D-2